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                                 Smith & Company
           A Professional Corporation of Certified Public Accountants

Exhibit 23(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the S-8 to be filed on or about April 23, 2004 by GFY Foods, Inc. (formerly F10 Oil & Gas Properties, Inc.) of our report dated June 17, 2003, on the financial statements for the year ended March 31, 2003 and for the period from July 15, 2001 (date of inception) to March 31, 2002.

                                                    /s/ Smith & Company
                                                    CERTIFIED PUBLIC ACCOUNTANTS

Salt Lake City, Utah
April 22, 2004

         4764 South 900 East, Suite 1 o Salt Lake City, Utah 84117-4977
              Telephone: (801) 281-4700 o Facsimile: (801) 281-4701
                        E-mail: smithcocpa@earthlink.net
           Members: American Institute of Certified Public Accountants
               o Utah Association of Certified Public Accountants